Exhibit 10.23

Certain confidential information contained in this document, marked by brackets and asterisk, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because it (i) is not material and (ii) would be competitively harmful if publicly disclosed

Media and Marketing Services Agreement

This MEDIA AND MARKETING SERVICES AGREEMENT (“Agreement”) is made and entered into as of September 30, 2020 (the “Effective Date”) by and between G MEDICAL INNOVATIONS HOLDINGS LTD., a Cayman Islands exempted company (“Company”), and GRS, LLC, a Delaware limited liability company (“GRS”). GRS and Company may each be referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, Company is in the business of developing, marketing, selling and distributing the Company Consumer Products (as defined below);

WHEREAS, GRS has expertise in advising companies in the development and implementation of direct response media campaigns, including radio and television direct response commercials, to promote various products and services, and in the purchasing of media time in connection with the foregoing; and

WHEREAS, Company desires to receive from GRS, and GRS desires to provide to Company, certain media purchasing, production, advertising and marketing services in connection with the advertising and marketing of Company Consumer Products, in the United States (the “Territory”), on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the respective agreements, covenants, representations, warranties and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Products; Services; Responsibilities of Parties.

1.1  GRS Services. During the Term (as defined below), GRS shall provide the following services (collectively, “GRS Services”) in connection with the advertising and marketing of Company Consumer Products in the Territory:

(i) Manage and purchase media time on Company’s behalf for airing of television, radio, social media and Internet advertising of Company Consumer Products and any other Company consumer service, in each case as reasonably determined by GRS in consultation with Company, and in accordance with the terms of this Agreement, including the budget requirements set forth in Section 2.1 below (collectively with the services set forth in Section 1.1(ii) and 1.1(iii), the “Media Campaign”). GRS may collect or retain a standard media commission on all media booked by GRS on behalf of Company, not to exceed [**]%.

(ii) Subject to Section 1.3(iv) below, create, develop and/or produce (or cause a third party reasonably acceptable to Company to create, develop, and/or produce) (a) television, social media and radio commercials, and (b) other creative content that are pre-approved by Company for use in the Media Campaign (collectively, “Content”), in connection with the advertisement, marketing, and promotion of Company Consumer Products. Content shall be delivered to Company by GRS for Company’s review and approval in accordance with a schedule mutually agreed to by both Parties.

(iii) Report to Company on a weekly basis (or as otherwise agreed by the Parties) information which is reasonably available to GRS regarding media purchased or committed to be purchased pursuant to Section 1.1(i) during the prior week in reasonable detail, including the dollar amounts committed to in such purchases, which media is to be aired, the dates the media is scheduled to be aired and where the media is scheduled to be aired, and provide such other reports as mutually agreed to by the Parties.

(iv) Meet with Company regularly to discuss Company initiatives and priorities in the Territory.

(v) Provide such other production, advertisement and marketing services as agreed to by the Parties in writing from time to time during the Term.

As used in this Agreement, “Company Consumer Products” means all products developed by Company and Affiliates (as defined below) or on the Company’s behalf, including, without limitation, the Prizma mobile medical monitor.

1.2	Company’s Responsibilities. During the Term, Company shall:

(i) In addition to the issuance of the Warrant (defined in Section 3 below), Company shall:

(a) Pay to GRS in cash or cash equivalents, in consideration of the GRS Services, the following amounts:

i. A monthly marketing fee in an amount equal to [**] USD ($[**]) (the “Monthly Retainer”). [**] USD ($[**]) of the Monthly Retainer shall be due in advance on or prior to the first of each month. The remaining [**] USD ($[**]) of the Monthly Retainer shall be deferred until completion of the Company’s planned NASDAQ Initial Public Offering (the “IPO”), at which time as such deferred amounts shall become immediately due and payable. Commencing with the month after an IPO is completed, the entire Monthly Retainer shall be due in advance on or prior to the first of each month.

ii. A commission (the “Commission”) equal to [**] Percent ([**]%) of gross revenues actually collected by, or credited to, the Company or its Affiliates (if any), from the sale of Company Consumer Products in the Territory during the Term, excluding revenue generated from or in connection with the Company’s Independent Diagnostic Testing Facility (collectively, “Gross Revenue”), due in arrears within ten (10) days following the end of an applicable month. In the event that in any month Company shall be required to pay GRS a Commission in excess of $[**], then the full Monthly Retainer amount shall be waived for such month, and any amounts previously paid for the Monthly Retainer in such month shall be credited against the amount of the Commission which is due.

(b) At such time as Company shall be required to pay GRS the Commission, Company shall provide GRS a report of its calculation of Gross Revenue and the Commission for the applicable month (each, a “Commission Statement”). Company will maintain books and records relevant to the determination of Gross Revenue hereunder for a period of no less than two (2) years following the expiration or termination of this Agreement. Upon GRS’s written request within twelve (12) months after receipt of a Commission Statement, Company agrees to provide reasonable supporting documentation concerning such Commission Statement or Commission Statements within thirty (30) days of such written request. Further, Company will permit GRS, or an independent Certified Public Accountant designated by GRS, to make an examination, at GRS’s expense (except as provided below), of the books and records applicable to such Commission Statement(s) and/or the calculation of the Gross Revenue within eighteen (18) months after receipt of a Commission Statement, which examination may take place upon thirty days advance written notice to Company, at Company’s office (or such other place as designated by Company) during reasonable business hours and not more than one (1) time every twelve months. The examination may relate only to the calculation of the Commission payable to GRS during the relevant period. In the event that an examination uncovers an underpayment to GRS of 3% or more annually, Company shall be responsible for all reasonable fees of GRS of such examination. GRS’s audit rights pursuant to this Section 2.5 shall survive the termination of this Agreement for two (2) years following the effective date of termination.

(c) Reimburse GRS for reasonable expenses incurred in connection with GRS’s performance of the GRS Services under this Agreement, provided that monthly expenses exceeding $2,000 in the aggregate and any single expense in excess of $500 shall be subject to Company’s pre-approval in writing.

(ii) Company shall pre-pay GRS for development, preproduction, production, post-production, media time and other related expenses incurred in connection with the Content as set forth in each Approved Creative Budget (as defined below) and pursuant to Sections 1.3(iv) and 2 below, respectively. It is the Parties’ intention that at no time will GRS guarantee, finance, or otherwise be obligated to pre-pay any of Company’s media or production spends (i.e., Company will pay GRS in advance for all third-party production and media related expenses/costs as set forth in Sections 1.3(iv) and 2 below, respectively).

(iii) License to GRS the right to use Company Marks (as defined below) in accordance with the terms and conditions of Section 7.3 below solely in connection with GRS’s provision of the GRS Services.

(iv) Deliver to GRS, or grant access to GRS or its representatives to review and copy, via an internet-based interface and/or other format mutually acceptable to the Parties, reasonably detailed periodic reports (in such time periods as mutually agreed to by the Parties, but in no event less than weekly) which set forth all information reasonably requested by GRS in order to evaluate the success of any particular media and/or Content which is included in the Media Campaign (“Media Report”), and which reflect the cumulative gross sales of Company Consumer Products in the Territory during the Term (“Sales Report”). The Parties acknowledge that GRS’s ability to perform the GRS Services in a timely and effective manner is contingent upon GRS’s timely receipt of the Media Report and such unique visitor and viewer data, conversion detail and ongoing optimization efforts which are reasonably available to Company.

(v) Be responsible for all aspects of running the day-to-day business of Company in connection with the advertisement, marketing and provision of Company Consumer Products (other than those aspects covered by the GRS Services), including managing and operating all inbound call centers, product fulfillment, customer services, and all other aspects of the day to day operations of Company’s business.

(vi) Promptly notify the GRS Representative (as such term is hereinafter defined) of any inquiries or notices received by Company or any of its employees, agents or representatives from any governmental entity or agency, state attorney general or governmental investigative body, or of any notices of actual third party suits or claims, relating to or relevant and material to the Media Campaign, the GRS Services or Company Consumer Products, and deliver a copy of any written correspondence relating thereto, or a summary of any oral inquiry or notice, to the GRS Representative no later than five (5) business days following Company’s receipt of such correspondence or inquiry.

1.3	Other Provisions Affecting GRS Services.

(i) GRS shall designate one (1) representative reasonably acceptable to Company who shall serve as the primary point of contact for Company in dealing with GRS in matters referring or relating to the GRS Services (the “GRS Representative”). The GRS Representative shall be available to Company during GRS’s normal business hours. The GRS Representative shall be Boris Shimanovsky (“Shimanovsky”). So long as Shimanovsky is employed by GRS or any of its Affiliates (as such term is hereinafter defined) and subject to the reasonable professional availability of Shimanovsky, GRS shall cause Shimanovsky to provide creative advisory services to Company in connection with the provision of the GRS Services.

(ii) Company shall designate one (1) representative reasonably acceptable to GRS who shall serve as the primary point of contact for GRS in dealing with Company in matters referring or relating to the GRS Services (“Company Representative”). The Company Representative shall be responsible for delivering all consents or approvals by authorized Company officers and making all requests on behalf of Company. The initial Company Representative shall be Yacov Geva.

(iii) GRS shall manage the day-to-day creation, development and production of the Content; provided, however, that Company shall have final approval over all Content, as well as any third parties to be engaged by GRS to perform the GRS Services.

(iv) The Parties shall mutually agree on the applicable budget(s) for the development and production of the Content (each, an “Approved Creative Budget”), and Company shall be obligated to pre-pay GRS, on a monthly basis, for all production/creative expenses to be incurred by GRS as set forth in each Approved Creative Budget. No later than thirty (30) days from the Effective Date, the Parties shall: (A) establish a written Approved Creative Budget for the remainder of calendar year 2020, and (B) agree on a process for establishing Monthly Media Budgets (defined below) for the remainder of calendar year 2020 and all future years of the Term pursuant to Section 2.1. Until Company provides its approval to the content and other creative aspects and budget for particular Content and has advanced to GRS all production/creative expenses to be incurred in connection with such Content, GRS shall have no obligation to produce, revise, edit and/or otherwise modify, as the case may be, such Content and/or manage and purchase media time for such Content.

2. Media Placement Costs; Payment Obligations.

2.1 Budgeted Media Placement Costs. Not later than fifteen (15) days prior to the beginning of each month, Company shall deliver to GRS a budget prepared in good faith in consultation with GRS, and in accordance with Section 1.3(iv), which sets forth the aggregate minimum and maximum dollar amount that GRS shall expend on media placement (“Media Placement Costs”) for radio, television and digital/social advertising for the following month (“Monthly Media Budget”). GRS shall use commercially reasonable efforts to ensure that its agreement with each media seller provides at the minimum that the media seller shall provide credits or refunds to GRS for any media purchased but not run or any media that is run incorrectly. GRS shall cause an amount equal to any credits or refunds received by GRS from any media seller to be credited against any amounts owing by Company to GRS for Media Placement Costs pursuant to Section 2.2 hereof.

2.2 Payment of Media Costs. Company shall pay GRS in advance for media costs reflected in the Monthly Media Budget at least fourteen (14) days prior to the air date(s) for the applicable month. GRS shall directly pay all Media Placement Costs to third parties (subject to reimbursement from Company as provided below). GRS shall deliver to Company monthly invoices which set forth in reasonable detail the amount of all actual Media Placement Costs paid by GRS to third parties in connection with providing the GRS Services during such month. Company shall pay all such invoiced amounts within five (5) days after Company’s receipt of GRS’s invoice. GRS shall cause any pre-paid Media Placement Costs paid by Company for an applicable month but that are not actually spent by GRS in such month to be credited against any amounts owing by Company to GRS for Media Placement Costs in the following month, provided that if this Agreement terminates prior to such month, then GRS shall refund such unspent amounts back to Company. All costs incurred by GRS in connection with third-party talent engagements shall be passed through to Company without markup.

3. Issuance of Warrant. The Parties acknowledge and agree that no later than five days after the Company’s IPO, in consideration of the services to be provided by GRS herein, Company shall issue to GRS a warrant (in the form of the Warrant attached hereto as Exhibit A (the “Warrant”) to purchase up to that number of shares of Company’s Common Stock equal to 5% of the Company’s outstanding Common Stock (calculated on a fully diluted, as converted basis) as of the issuance date of the Warrant (the “Warrant Shares”). Fifty Percent (50%) of the Warrant (the “Initial Tranche”) shall vest retroactively upon execution of the Deal Memo entered into between the Parties dated September 18, 2020 (the “Deal Memo”) and the remaining Fifty Percent (50%) (the “Second Tranche”) shall vest on September 18, 2021, unless, solely with respect to the Second Tranche, the Agreement has been terminated pursuant to Section 5.2 prior to such date. The Warrant shall be exercisable for a period of nine (9) years from the date of issuance (including by way of cashless exercise). The initial traunch of the Warrant shall have an exercise price equal to Five Cents AUD (AUD 0.05) per Warrant Share (subject to adjustment on the terms and conditions set forth in the Warrant). The second traunch of the Warrant shall have an exercise price equal to the lessor of a Fifty Percent (50%) discount to the IPO price or a Fifty Percent (50%) discount to the Company’s share price on the date of vesting. Without limiation to the provisions of Section 6 below, the Initial Tranche shall be subject to a customary “market stand-off agreement” in connection with the Company’s IPO that contains a lock-up period identical to the period applicable to non-affilaite shareholders of the Company, but not more than six (6) months from the date the Company’s IPO. The Company shall cause the Warrant Shares to be included in the Form F-1 registration statement (or any similar registration statement) that the Company files in connection with the Company’s IPO.

4. Exclusivity. During the Term, GRS shall be the exclusive provider for Company of all direct response television, radio, social media and Internet media purchasing and production services comprising the GRS Services in the Territory, and Company shall not carry out such services, directly or indirectly, or obtain such services from any other party in the Territory without the prior written consent of GRS, which may be withheld by GRS in its sole discretion.

5. Term/Termination; Breach of Payment Obligations.

5.1  Term. Subject to any termination rights set forth herein, the term (“Term”) of this Agreement shall commence on the Effective Date and continue for a period of thirty six (36) months thereafter, unless earlier terminated in accordance with the provisions of this Agreement. Renewal of the Term shall only be effective upon mutual written agreement by both Parties.

5.2 Termination. This Agreement may be terminated prior to the end of the Term under the following circumstances and as provided elsewhere herein:

(i) by a Party if the other Party breaches any material provision of this Agreement or defaults in the performance of any material obligation hereunder, unless such breach or default is cured within thirty (30) days following receipt of written notice thereof from the non-breaching Party.

(ii) immediately by either Party upon (a) the discontinuance, dissolution, liquidation and/or winding up of the other Party’s business or (b) the making, by the other Party, of any general assignment or arrangement for the benefit of creditors; the filing by or against the other Party of a petition to have it adjudged bankrupt under bankruptcy or insolvency laws, unless such petition shall be dismissed or discharged within sixty (60) days; the appointment of a trustee or receiver to take possession of all or substantially all of such Party’s assets, where possession is not restored to the appropriate party within thirty (30) days; or the attachment, execution or judicial seizure of all or substantially all of the other Party’s assets where attachment, execution or judicial seizure is not discharged within thirty (30) days.

5.3 Effect of Termination. Upon the expiration or earlier termination of this Agreement as provided in Section 5.2 above:

(i) GRS shall immediately cease purchasing any additional media time on Company’s behalf and take commercially reasonable and appropriate action to cease all third-party work in connection with the GRS Services.

(ii)  In the event of the termination of this Agreement by GRS pursuant to Sections 5.2(i) or (ii) above, or by Company for any reason other than as set forth in Sections 5.2(i), or (ii) above, within twelve months from the Effective Date of this Agreement, Company shall not, for a period of twelve (12) months following the effective date of such termination, itself or through its Affiliates, directly or indirectly, acquire any television, digital or radio media time, engage in any paid television, digital or radio advertising (including any shared advertising) or create, develop and/or produce television, digital or radio commercials, in each case relating to Company Consumer Products (the “Advertising Restriction”), without the prior written consent of GRS, which GRS may withhold in its sole discretion, unless Company elects to accelerate the vesting of any Unvested Shares (as defined in the Warrant), in which case Company’s post-Term activities shall not be subject to the Advertising Restriction. Should Company violate the Advertising Restriction, all Unvested Shares shall automatically vest.

(iii) Upon the applicable Party’s written request, each Party shall return or destroy (with a certificate of destruction to the other Party, if such other Party so requests) any Confidential Information of the other Party in its possession or control.

5.4 Survival. Sections 1.4, 3, 5.3, 6, 7, 8.2(iv), 8.2(v), 10 through 13, and 15 through 25 shall survive termination or expiration of this Agreement.

6.  Confidentiality.

(i) Each Party may disclose to the other certain confidential or proprietary information in connection with the performance of this Agreement, including marketing proposals and plans, creative designs and concepts, trade secrets and know-how, customer lists, software, business plans, forecasts, financial documents, customer information, and other information which the disclosing Party has designated as “Confidential,” “Proprietary,” or some similar designation. or which the receiving Party reasonably should know is otherwise subject to an expectation of privacy, and which when provided hereunder, should be treated as confidential (collectively, “Confidential Information”). The terms of this Agreement shall be considered Confidential Information. Each Party shall use the Confidential Information of the other solely to perform this Agreement, and all Confidential Information shall remain the sole property of the Party disclosing such information. Each Party shall hold the Confidential Information in strict confidence and shall not make any disclosure of the Confidential Information to anyone without the express written consent of the other Party, except to employees, consultants, agents, independent contractors or other representatives to whom disclosure is necessary to the performance of this Agreement and who have executed a confidentiality agreement with confidentiality provisions equally protective as those set forth herein, or are otherwise bound by a similar duty of confidentiality. Each Party shall use the same care as it uses to maintain the confidentiality of its Confidential Information of the same or similar nature, which shall in no event be less than reasonable care and no less than the level of care required by any applicable law. Each Party acknowledges that the remedy at law for any breach or threatened breach of the provisions of this Section 6 may be inadequate, and that each Party, in addition to any other remedy available to it, shall be entitled to seek injunctive relief from a court of competent jurisdiction. Neither Party shall have any obligation under this Agreement with respect to any Confidential Information disclosed to it which the Party can demonstrate: (a) was already known to it at the time of its receipt hereunder (other than as a result of prior disclosure by the other Party), (b) is or becomes generally available to the public other than by means of the Party’s breach of its obligations under this Agreement or a third party’s breach of its confidentiality obligations, (c) is independently obtained on a non-confidential basis from a third party whose disclosure violates no duty of confidentiality, or (d) is developed independently by the receiving Party with use or reference of the other Party’s Confidential Information as evidenced by appropriate records. A Party may disclose Confidential Information pursuant to applicable law or regulation or by operation of law, provided that such Party will disclose only such information as is legally required, and provided further that the Party (if the Company – to the extent practicable of permitted under applicable law) shall provide reasonable notice to the other Party of such requirement and a reasonable opportunity to object to such disclosure. A Party’s obligation to maintain the confidentiality of Confidential Information shall remain for so long as the information remains Confidential Information of the other Party.

(ii) GRS acknowledges that it may receive certain material non-public information (financial, commercial or other). GRS is aware (and will so advise its representatives) that securities laws impose restrictions on trading in securities when in possession of such information. GRS further acknowledges and agrees that using such information and utilizing it to its benefit may cause the Company to be in violation of applicable securities laws. GRS undertakes that it and/or any of its affiliates, employees, representatives or anyone on its behalf, shall not, directly or indirectly utilize such information in a way which may be considered ‘inside trading’ or in any way which may be considered prohibited, restricted misappropriate or otherwise in violation of the securities laws applicable to the Company.

7.  Ownership.

7.1 GRS Property. GRS owns all right, title and interest in and to all of the intellectual property, technology, software, databases, inventions, templates, processes, marketing strategies and techniques, trademarks, service marks and logos, concepts, information, and materials that are (i) in existence and owned or controlled by GRS or its relevant Affiliate prior to the date of this Agreement, or (ii) created, developed or acquired at any time thereafter by GRS or its Affiliates without reliance on the Company Property or (iii) otherwise created, developed or acquired at any time by GRS or its Affiliates and for which the intellectual property rights, information rights or other available legal protection vest in GRS or such Affiliate by applicable law or contract (the foregoing in (i)-(iii) individually and collectively, “GRS Property”). GRS Property is GRS’s sole and exclusive property and shall remain the property of GRS, and GRS shall retain all proprietary, intellectual property, and any other rights therein. If the parties mutually agree to use GRS trademarks or copyrights, or other intellectual property rights during the Term of this Agreement other than as contemplated by this Agreement, the Parties will enter into a separate limited license for such use on terms and conditions acceptable to GRS.

7.2 Company Property. Company owns all right, title and interest in and to all of the intellectual property, technology, software, databases, inventions, templates, processes, marketing strategies and techniques, trademarks, service marks and logos, information and materials that are (i) in existence and owned or controlled by Company or its relevant Affiliate prior to the date of this Agreement, or (ii) created, developed or acquired at any time by Company or its Affiliates, but excluding GRS Property (the foregoing in (i)-(ii) individually and collectively, “Company Property”). Company Property is Company’s sole and exclusive property and shall remain the property of Company, and Company shall retain all proprietary, intellectual property and any other rights therein, subject to the licenses granted herein.

7.3 Generic Information.  Notwithstanding any provision contained herein to the contrary, each Party agrees that neither Party shall own, and neither Party shall be restricted from using, any generic or general business information, software, processes, formulas, formulations, manufacturing techniques, procedures, promotions, and other items used, created or developed by either Party or any of its Affiliates during the term of and in connection with this Agreement to the extent any of the foregoing is in the public domain (other than as a breach by a Party of its obligations under this Agreement) or are not otherwise subject to any intellectual property protection under applicable law.

7.4  New Company Property. Except as otherwise set forth in Section 5.3(ii), upon the termination/expiration of this Agreement, Company and its Affiliates shall have an exclusive, perpetual, irrevocable, non-sublicensable (except to Affiliates), non-transferable (except to a permitted assignee of Company’s rights under this Agreement), right to use in any manner and for any purpose whatsoever the specific creative content and advertising and marketing materials (including any slogans, ideas, plans, proposals, musical themes, marketing concepts, and other creative products), created and delivered hereunder by GRS exclusively related to Company goods solely in connection with such goods, and all copyright, trademarks and other intellectual property rights arising from or attaching to any advertising, marketing materials or other original works created and delivered hereunder by GRS (individually and collectively, the “New Company Property”), subject in all cases to any restrictions or other terms or conditions which are applicable to the ownership or use of any third party rights which are included in such New Company Property and Company’s compliance with any terms or conditions relating to the use of such third party rights. For clarity, New Company Property does not include, and GRS and its Affiliates shall not be precluded from using, and Company shall have no right to use, the generic (i.e. not specific to Company services/goods) marketing material templates, formats, processes, techniques, and media in which such New Company Property is embodied or delivered. GRS agrees to use commercially reasonable efforts to deliver to Company, at its request, all layouts, artwork, engraving, films, tapes, and other advertising materials comprising New Company Property which GRS shall have developed or made or caused to be developed or made for Company.

7.5 Limited License. During the Term of this Agreement, Company grants GRS a non-exclusive, non-transferable (other than in connection with a permitted assignment of this Agreement or to GRS Affiliates involved in the GRS Services), non-sublicensable, worldwide royalty-free license to any Company Property provided or made available to GRS or a GRS Affiliate solely for the purpose of fulfilling GRS’s obligations as set forth in this Agreement. To the extent that GRS creates any derivative works of Company Materials, the Parties acknowledge and agree that such derivative works (excluding any GRS Property or Generic Materials and subject to Section 7.3) shall be owned by Company, and GRS hereby irrevocably assigns to Company, without additional consideration or restriction, all worldwide right, title and interest in and to all such derivative works, and agrees that the assignment is effective as soon as is possible under any applicable law, statue or regulation. It is understood and agreed that Company shall have no right to use any of the GRS Property or New Company Property during the Term of the Agreement without GRS’s prior written consent.

7.6 Third Party Work Product. GRS agrees that, in the case of any New Company Property created or produced by any person other than GRS with whom GRS is contracting on behalf of Company under this Agreement, GRS will use commercially reasonable efforts to ensure that, as between GRS and such person, ownership of all intellectual property rights attaching to such New Company Property is vested in Company, provided that in cases where ownership of such New Company Property is not obtained despite GRS’s commercially reasonable efforts, GRS will use commercially reasonable efforts to obtain a perpetual and exclusive right from such person to use such New Company Property in favor of Company on equivalent terms as those provided in Section 7.4.

7.7  General. All rights not specifically granted herein are reserved. Except as set forth, each Party hereby acknowledges and agrees that it does not have and shall not acquire, any interest in any other Party’s intellectual property except as provided in this Agreement and/or as may otherwise be expressly agreed to in writing executed by both parties. For purposes of this Agreement, “intellectual property” means all intellectual property rights recognized under any jurisdiction, including patents, copyrights, trademarks, trade names, and trade secrets.

7.8 Affiliate. As used in this Agreement, an “Affiliate” means an individual, corporation, limited liability company, partnership, trust, or other entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, GRS or Company, as the case may be.

8.  Representations, Warranties, and Covenants.

8.1 Both Parties. Each Party represents and warrants to the other Party that: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (b) it has full power and authority to execute, deliver and perform its obligations under this Agreement; and (c) this Agreement is a valid and binding obligation of such Party and enforceable against such Party in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally.

8.2 Company. Company represents, warrants, covenants, and agrees, as follows:

(i)  it has not entered into any oral or written contract or negotiations with any third party which would impair the rights granted to GRS under this Agreement, or limit the effectiveness of this Agreement, nor is it aware of any claims or actions which may limit or impair any of the rights granted to GRS hereunder;

(ii)  all trademarks, logos, copyrights, materials, and work product related to Company or otherwise used by Company in connection with the Media Campaign (which is not created or provided by GRS under this Agreement) are owned by, and/or exclusively licensed to Company, and to the Company’s knowledge do not infringe or violate any United States copyrights, trademarks, trade secrets, patents or other proprietary rights of any kind belonging to any third party or violate any right of privacy, right to publicity, misappropriate anyone’s name or likeness or contain any defamatory, obscene or illegal material;

(iii)  it has received all necessary rights, clearances, licenses, and releases from third parties regarding any materials provided by Company hereunder so that GRS may use such materials, in whole or in part, in connection with the advertising, marketing and, promotion of Company Consumer Products, and in the publishing, airing and broadcast, as the case may be, of the Content;

(iv)  the issuance of the Warrant has been duly authorized by all requisite corporate action, and Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant;

(v) the execution of this Agreement and the Warrant does not and will not conflict with or result in (A) a violation of any provision of the charter or bylaws of Company or any law applicable to Company, or (B) a breach of Company’s obligations under, any agreement, order, judgment or decree to which Company is a party or by which it is bound; and

(vi)   it is now and will continue throughout the Term to be in full compliance with all local, state, and federal laws, rules, and regulations applicable to its business and the advertising, marketing, and provision of Company Consumer Products, including those of the Federal Consumer Fraud and Abuse Prevention Act, and the Federal Trade Commission, as such may be amended from time to time, and any other state or federal regulatory agency that has jurisdiction over Company’s business activities.

8.3 GRS. GRS represents, warrants, covenants and agrees, as follows:

(i)  it has not entered into any oral or written contract or negotiations with any third party which would limit the effectiveness of this Agreement, nor is it aware of any claims or actions which may limit the effectiveness of this Agreement;

(ii)  all trademarks, logos, and copyrights which are included with the GRS Property or GRS Services (other than those provided by Company), and other related intellectual property rights used in the GRS Property or GRS Services (other than those provided by Company) will be owned by, and/or exclusively licensed to (except as otherwise disclosed to Company), GRS and to GRS’s knowledge will not infringe or violate any copyrights, trademarks, trade secrets, patents or other proprietary rights of any kind belonging to any third party or violate any right of privacy, right to publicity, misappropriate anyone’s name or likeness or contain any defamatory, obscene or illegal material; and

(iii) it has received (or will receive) and paid for (or will pay for) all necessary rights, clearances, licenses, and releases from third parties regarding the GRS Services and GRS Property (other than those related to Company Marks) so that GRS and Company may use such materials in whole or in part, in connection with the advertising, marketing and, promotion of Company Consumer Products, and in the publishing, airing and broadcast, as the case may be, of the Content.

9.  Insurance.

9.1 Current Insurance. Each Party shall obtain and maintain during the Term the following insurance coverage:

(i)  Commercial General liability insurance with a limit of not less than $5 million per claim/$5 million annual aggregate.

(ii) Errors and Omissions/Professional Liability, including Media Liability insurance, with a limit of not less than $5 million per claim/$5 million annual aggregate.

(iii) Cyberliability insurance with a limit of not less than $5 million per claim/$5 million annual aggregate.

9.2 Policy Requirements. The insurance companies providing such insurance required under this Section 9 must have an A.M. Best rating of A-VII or better and be licensed or authorized to conduct business in all 50 of the United States. Each Party shall name the other Party as an additional insured on such insurance policies. Each Party shall provide the other Party within ten (10) business days after the Effective Date evidence of all insurance required hereunder, and thereafter at any time any insurance policy covered in this Section 9 is renewed, or upon request by a Party, during the Term. The provisions of Section 9 shall not be deemed to limit the liability of a Party hereunder or limit any rights that a Party may have including rights of indemnity or contribution.

10. Indemnification.

10.1  Company. Company shall indemnify, defend and hold harmless GRS, and its members and Affiliates, and its and their respective members, shareholders, officers, managers, directors, employees, agents, successors, and assigns, as the case may be, from and against any and all third party losses, damages, injuries, causes of action, claims, demands, and expenses (including reasonable legal fees and expenses) (the “Losses”), regardless of nature or type of such third party claim, whether actual or alleged, based upon tort, breach of contract, or other third party claims, if and to the extent arising out of, resulting from, or related to (i) any act, omission, or default in the performance of obligations of Company pursuant to this Agreement or breach of any covenant, agreement, representation or warranty by Company under this Agreement; (ii) Company Excluded Activities (as such term is hereinafter defined); (iii) any materials provided by Company or its employees, agents or representatives and used by GRS in any of the GRS Property; (iv) infringement of United States proprietary rights or intellectual property rights of any third party by Company Consumer Products or any other Company consumer service; or (v) any claims or actions arising or resulting from the marketing, sale, distribution, or use by Company of Company Consumer Products including claims or actions relating to any governmental or regulatory investigations, inquiries, and actions; except (x) with respect to (iii) to the extent such third party claim is caused by any use, modification or alteration of materials by or on behalf of GRS not under the direction or request of Company and/or in a manner not authorized under this Agreement (the “GRS Excluded Activities”) or (y) if the Losses arise out of, result from, or relate to the gross negligence or intentional misconduct of GRS.

10.2  GRS. GRS shall indemnify, defend and hold harmless Company and its Affiliates and its and their respective members, shareholders, officers, managers, directors, employees, agents, successors, and assigns, as the case may be, from and against Losses, regardless of nature or type of such third party claim, whether actual or alleged, based upon tort, breach of contract, or other third party claims, if and to the extent arising out of, resulting from, or related to (i) any act, omission, or default in the performance of the obligations of GRS pursuant to this Agreement or breach of any covenant, agreement, representation, or warranty by GRS under this Agreement; (ii) the GRS Excluded Activities; or (iii) any materials created or provided by, for, or on behalf of GRS in providing the GRS Services, including the GRS Property; except with respect to (iii) to the extent such third party claim is caused by any use, modification or alteration of the GRS Property or GRS Services by or on behalf of Company in a manner not authorized under this Agreement (the “Company Excluded Activities”); and except to the extent the Losses arise out of, result from, or relate to the gross negligence or intentional misconduct of Company.

10.3  Indemnification Procedures. In the event of a claim for indemnification based on a third-Party claim, the Party seeking indemnification agrees to: (i) promptly notify the indemnifying Party of any matters in respect of which the indemnity may apply and of which the indemnified Party has knowledge; provided that any failure by the Party seeking indemnification to provide prompt notice shall not excuse the indemnifying Party of its indemnification obligation hereunder unless, and solely to the extent that, a court determines that such failure materially prejudices the indemnifying Party’s ability to defend or settle any such claim; (ii) give the indemnifying Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof, provided that the indemnifying Party shall not settle any such claim or action unless such settlement either (a) includes an unconditional release of the indemnified Party from all liability on all claims that are the subject matter of such proceeding or (b) is consented to in writing by the indemnified Party; and (iii) cooperate with the indemnifying Party, at the indemnifying Party’s cost and expense, in the defense or settlement thereof. The indemnified Party may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring, non-controlling basis. In the event the indemnifying Party does not assume control of the response and defense of a claim pursuant to clause (ii) of this Section 10.3, the indemnified Party shall have the right to assume control of the defense of such claim at the expense of the indemnifying Party.

11. Limitation of Liability; Waiver of Certain Damages.

11.1 LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY ARISING OUT OF (A) A BREACH OF SECTION 6 ABOVE, OR (B) A PARTY’S WILLFUL MISCONDUCT, UNDER NO CIRCUMSTANCES SHALL THE LIABILITY OF A PARTY HERETO OR ITS AFFILIATES, AND ITS AND THEIR RESPECTIVE MEMBERS, SHAREHOLDERS, OFFICERS, MANAGERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, AS THE CASE MAY BE, HEREUNDER EXCEED, IN THE AGGREGATE, AN AMOUNT EQUAL TO THE MONTHLY FEES ACTUALLY RECEIVED BY GRS DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE MOST RECENT EVENT GIVING RISE TO THE CLAIM (OR SUCH SHORTER PERIOD IF THE EVENT OCCURS DURING THE FIRST TWELVE (12) MONTHS OF THE TERM).

11.2 WAIVER OF CERTAIN DAMAGES. EXCEPT FOR LIABILITY ARISING OUT OF (A) A BREACH OF SECTION 6 ABOVE, OR (B) A PARTY’S WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12. Equitable Relief. Each of the Parties recognizes, acknowledges, and agrees that any remedy at law for Company’s breach of the provisions of Sections 4, 5.3(ii), or 6, or for GRS’s breach of Section 6, may be inadequate. Accordingly, the Parties agree that in the event of any such breach or threatened breach, the other Party will have available, in addition to any other right or remedy otherwise available, the right to seek preliminary and permanent injunctive relief and other equitable relief to prevent or curtail any such breach or threatened breach and to specific performance of any covenant contained herein, in order that the breach or threatened breach of such provisions may be effectively restrained. Each Party further agrees that it will not assert as a claim or disclose in any action or proceeding to enforce any provision of Sections 4, 5.3(ii), or 6 that the other Party has or had an adequate remedy at law. No specification in this Section 12 of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuit of other legal or equitable remedies in the event of a breach or threatened breach of Sections 4, 5.3(ii), or 6.

13. Complete Agreement; Amendment. This Agreement (i) shall become effective only upon execution by both Parties, (ii) is, together with the Exhibits attached hereto, the entire agreement between the Parties regarding the subject matter hereof, and (iii) supersedes all prior and contemporaneous oral and written understandings and agreements pertaining thereto, including the Deal Memo. No amendment hereto shall be effective unless in writing and executed by the Parties’ authorized representatives.

14.  Assignments. Neither Party shall have the right to assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the other Party; provided that either Party may assign its rights and obligations hereunder by operation of law in a merger or pursuant to a share exchange involving the transfer of more than fifty percent (50%) of the outstanding voting power of such Party or in connection with the sale of all or substantially all of such Party’s assets.

15. Notice. Any notice, request, payment, or other communication under this Agreement shall be in writing and shall be given or made by physical delivery, confirmed facsimile, overnight carrier (e.g., Federal Express) or by U.S. mail, registered or certified mail (postage prepaid, return receipt requested, as applicable) addressed to the appropriate Party. All such notices shall be addressed as follows (provided that a Party’s inadvertent failure to comply with the provisions of this Section 15 shall not be deemed a material breach of this Agreement):

If to GRS:	GRS, LLC
c/o Guthy-Renker Ventures, LLC
100 North Pacific Coast Highway, 19th Floor
El Segundo, CA 90245
Fax: 310-581-3443
Attention: Boris Shimanovsky

With a copy to:	Guthy-Renker Ventures, LLC
100 North Pacific Coast Highway, 19th Floor
El Segundo, CA 90245
Fax: 310-581-3443
Attention: General Counsel

If to Company:	G Medical Innovations Holdings LTD.	and to:
	5 Oppenheimer St.	1500 S Lake Side
	Rehovot 7670105, Israel	Bannockburn, IL 60015

16.  Applicable Law. This Agreement shall be governed by and construed under the laws of the State of California, without giving effect to its conflict of laws principles.

17. Dispute Resolution. Except as otherwise provided in this Agreement (including Section 12), Company and GRS will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement. Either Party may initiate negotiations of any dispute by providing written notice to the other Party, setting forth the subject of the dispute. The recipient of such notice will respond in writing within ten (10) calendar days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority will meet at a mutually agreeable time and place within thirty (30) calendar days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. If the dispute is not resolved by these negotiations, the matter will be submitted for mediation administered by the JAMS Arbitration and Mediation Services (“JAMS”) unless otherwise agreed to by the Parties in writing. The Parties shall share any fees or expenses of the mediator. If the matter is not resolved through mediation, then the Parties shall be free to avail themselves of any and all legal remedies; provided that any legal action brought under this Agreement shall be brought in the state or Federal courts located in the Los Angeles County, California. The prevailing Party in any such action shall be entitled to reimbursement of reasonable attorneys’ fees and costs.

18.  Interpretation. Titles of the Sections hereof are for reference only and are not a part of nor to be used in construction of the terms and conditions this Agreement. For all purposes of and under this Agreement, (a) the words “include” and “including” shall be deemed to be immediately followed by the word “without limitation”, and (b) except as otherwise set forth herein, references to “dollars” or “$” shall be to U.S. dollars.

19.  Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20.  Independent; No Joint Venture. GRS and Company agree that the relationship between them is that of independent contractors, and not as joint venturers or partners. This Agreement is not intended to create any joint venture or partnership arrangement between the Parties. Each Party shall be responsible for the timely payment of all taxes and all withholdings, deductions, and payments required by law with respect to its own operations.

21.  Disclaimers; No Warranties. GRS and its Affiliates make no express or implied warranties, guarantees, or guarantees of success with respect to the GRS Services. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GRS AND ITS AFFILIATES DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

22. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic delivery in PDF format shall be as effective as delivery of a manually executed counterpart of this Agreement and shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

23. Further Assurances. Each Party shall execute and deliver, or cause to be executed and delivered, such additional or supplemental certificates, instruments, and documents, and take such other action as reasonably may be required to more effectively carry out the intention of the Parties and facilitate the performance of this Agreement.

24. Public Announcement. Except as required by applicable law, neither Party shall issue any press release or public announcement relating to the subject matter or terms of this Agreement or any other transaction documents entered into in connection herewith or disclose that the Parties have entered into a business relationship relating to the transactions contemplated hereby without the prior written consent of the other Party. The Parties hereto shall use commercially reasonable efforts to develop a joint communications plan with respect to the subject matter of this Agreement and each Party shall use its commercially reasonable efforts to ensure that all press releases and other public statements with respect to the subject matter of this Agreement shall be consistent with such joint communications plan.

25  Approvals. To the extent a Party makes any written request of the other Party to approve or consent to any actions under this Agreement which require approval hereunder, the Party receiving such request agrees to respond in writing to such request within five (5) business days. Failure of a Party to timely respond shall be deemed an approval of such request.

26. Waiver. No failure to exercise and no delay in exercising on the part of either of the Parties, any right, power, or privilege under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any other right, power, or privilege preclude any other or further exercise of it or the exercise of any other right, power or privilege.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties’ respective authorized representatives have signed this Media and Marketing Services Agreement to be effective as of the Effective Date.

GRS, LLC,
a Delaware limited liability company

By:	/s/ Boris Shimanovsky
	Name:	Boris Shimanovsky
	Title:	President

G Medical Innovations Holdings LTD.
Cayman Islands exempted company

By:	/s/ Yacov Geva
	Name:	Yacov Geva
	Title:	Chief Executive Officer

EXHIBIT A

Form of Warrant

See attached

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

G MEDICAL INNOVATIONS HOLDINGS LTD.

COMMON STOCK WARRANT

Company:	G MEDICAL INNOVATIONS HOLDINGS LTD., a Cayman Islands exempted company (the “Company”)

Number of Shares:	____________ (the “Shares”)

Type/Series of Stock:	Common stock of the Company (“Common Stock”)[1]

Vesting:	_______ Shares[2] shall be fully vested upon the Issue Date (the “Initial Tranche”), and an additional _______ Shares[3] shall vest as of September 18, 2021 (the “Second Tranche”).

Warrant Price:	The Initial Tranche of the Warrant (the “Warrant”) shall have an exercise price equal to Five Cents AUD (AUD $0.05) per Share (subject to adjustment on the terms and conditions set forth herein). The Second Tranche of the Warrant shall have an exercise price equal to the lessor of a Fifty Percent (50%) discount to the Company’s planned NASDAQ Initial Public Offering price or a Fifty Percent (50%) discount to the Company’s share price on the date of vesting.

Issue Date:	_______________

Expiration Date:	Nine years from the Issue Date. See also Section 5.1(b).

Media and Marketing
Services Agreement:	This Warrant is issued in connection with that certain Media and Marketing Services Agreement of even date herewith between GRS, LLC (“GRS”) and the Company (as the same may be amended, modified, supplemented or restated, the “Agreement”).

[1]	Number of shares to equal 5% of the Company’s outstanding Common Stock (calculated on a fully diluted, as converted basis).
[2]	To equal 50% of the Shares.
[3]	To equal 50% of the Shares.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, GRS (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of Common Stock (the “Class”) of the Company at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

This Warrant may be exercised as to the Shares which have vested as set forth above (“Vested Shares”). Any Shares which remain unvested (“Unvested Shares”) as of the expiration or earlier termination of the Agreement and do not automatically vest upon such date in accordance with the terms and conditions of the Agreement shall be void thereafter.

Section 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix I and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Vested Shares being purchased.

1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of Shares to be issued to Holder;

Y =	the number of Vested Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the fair market value (as determined pursuant to Section 1.3 below) of one Share; and

B =	the Warrant Price (as adjusted to the date of such calculation).

1.3 Fair Market Value. If the Company’s Common Stock is then traded or quoted on a United States national securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the VWAP (as defined below) of the Common Stock on the Trading Day (as defined below) immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s Common Stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4 Certain Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the following meanings:

(a) “Board of Directors” means the board of directors of the Company.

(b) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or the Cayman Islands any day on which banking institutions in the State of California or the Cayman Islands are authorized or required by law or other governmental action to close.

(c) “Trading Day” means a day on which the principal Trading Market is open for trading.

(d) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, or (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

1.5 Delivery of Certificate and New Warrant. As promptly as reasonably practicable after the date Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.6 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.7 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

(b) Treatment of Warrant at Acquisition. In the event of an Acquisition, either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and/or 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of the Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Acquisition. In the event the Holder does not notify the Company in writing as to whether it intends to exercise the Warrant prior to and contingent upon the consummation of the Acquisition then if, immediately prior to the Acquisition, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Vested Shares for which it shall not previously have been exercised, and the Company shall promptly notify Holder of the number of Shares (or such other securities) issued upon such exercise to Holder and Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof.

(c) Notice. The Company shall provide Holder with written notice of any proposed Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than seven Business Days prior to the closing of the proposed Acquisition.

Section 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in Common Stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class, and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

Section 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, Holder as follows:

(a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which the Company most recently sold shares of its capital stock in an arms-length equity financing transaction in which at least $1,000,000 of capital stock was sold.

(b) All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws or restrictions under any Agreement among the Company and Holder. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into Common Stock or such other securities. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant in the manner set forth in Section 1.1 or 1.2 above.

Section 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act by virtue of being an entity, all of whose equity owners are “accredited investors” within the meaning of Regulation D promulgated under the Securities Act.

4.5 The Securities Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Securities Act or under the securities or laws of any state of the United States, and have been and will be offered and sold in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein, and further that this Warrant may not be exercised absent registration of the underlying Shares under the Securities Act and applicable state securities laws unless an exemption from such registration requirements is available. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely as “Restricted Securities” (as such term is defined in Rule 144 under the Securities Act) unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

4.6 No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

Section 5. MISCELLANEOUS.

5.1 Term and Automatic Conversion Upon Expiration.

(a) Term. Subject to the provisions of Section 1.7 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Eastern Time, on the Expiration Date and shall be void thereafter.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Vested Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2 Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

5.3 Transfer Restrictions.

(a) Before any proposed sale, pledge, or transfer of any of this Warrant or any Shares issuable upon exercise of this Warrant (the Warrant and the Shares Issuable upon Exercise of the Warrant shall be collectively referred to herein as “Restricted Securities”), unless there is in effect a registration statement under the Securities Act covering the proposed transaction, Holder shall give notice to the Company of Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at Holder’s expense by either (i) a written opinion of legal counsel of recognized standing who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon Holder shall be entitled to sell, pledge, or transfer the securities in accordance with the terms of the notice given by Holder to the Company. The Company will not require such a legal opinion or “no action” letter (i) in any transaction in compliance with SEC Rule 144, if available, or (ii) in any transaction in which Holder distributes the Warrant or Shares to an Affiliate of such Holder for no consideration. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend(s) set forth above to the extent applicable.

(b) The Restricted Securities may not be transferred or assigned in whole or in part to any person or entity who is a competitor of the Company, as determined in good faith by the Company’s Board of Directors.

5.4 Notices. All notices and other communications hereunder from the Company to Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.4. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

GRS LLC

c/o Guthy-Renker LLC

100 North Sepulveda Boulevard, 19th Floor

El Segundo, CA 90245

Fax: 310-581-3443

Attention: Business Affairs

With a copy to:

Guthy-Renker LLC

100 North Sepulveda Boulevard, 19th Floor

El Segundo, CA 90245

Fax: 310-581-3443

Attention: General Counsel

Email: SBlackman@guthy-renker.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

G Medical Innovations Holdings LTD.

[________]

[________]

Attn: Yacov Geva
Fax:

Email:

5.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.6 Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.7 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

5.9 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

[Remainder of page left blank intentionally]

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

G MEDICAL INNOVATIONS HOLDINGS LTD.

By:
Name:
(Print)
Title:

“HOLDER”

GRS LLC

By:
Name:
(Print)
Title:

APPENDIX I

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right purchase ___________ shares of the Common Stock of G Medical Innovations Holdings LTD. (the “Company”) in accordance with the attached Warrant, and tenders payment of the aggregate Warrant Price for such shares as follows:

[    ]     check in the amount of $________ payable to order of the Company enclosed herewith

[    ]     Wire transfer of immediately available funds to the Company’s account

[    ]     Cashless Exercise pursuant to Section 1.2 of the Warrant

[    ]     Other [Describe] __________________________________________

2. Please issue a certificate or certificates representing the Shares in the name specified below:

___________________________________________
            Holder’s Name

___________________________________________

___________________________________________
            (Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

_________________________

By:_________________________

Name:________________________

Title:_________________________

(Date):_______________________